UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 22, 2008
Date of Report (Date of earliest event reported)

LANGUAGE ENTERPRISES CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52738	98-0555508
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

111 N. Sepulveda Blvd., Suite 250
Manhattan Beach, CA	90266
(Address of principal executive offices)	(Zip Code)

(310) 937-1511
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

_______ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_______ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

_______ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

_______ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.01	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On January 22, 2008, Morgan & Company, Chartered Accountants, resigned as the independent public accountants of Language Enterprises Corp. (the “Company”).

Morgan & Company stated that they were resigning as the Company’s independent auditors due to the relocation of the Company’s offices and management from Canada to the United States. Because of this relocation, Morgan & Company felt that it was not appropriate for them to continue as the Company’s auditors. The Company’s Board of Directors is currently seeking to engage another independent registered public accounting firm as their auditors.

Morgan & Company’s reports on the financial statements of the Company for the period from inception (October 25, 2005) to July 31, 2006 and for the fiscal year ended July 31, 2007 did not contain an adverse opinion or disclaimer of opinion, nor were they modified or qualified as to uncertainty, audit scope or accounting principles.

During the period from inception (October 25, 2005) to July 31, 2007 and the subsequent interim period up to and including the date of Morgan & Company’s resignation, there were no disagreements between the Company and Morgan & Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Morgan & Company, would have caused them to make reference to the subject matter of the disagreement in connection with Morgan & Company’s report for the financial statements for the past year and any subsequent interim period up to and including to the date of Morgan & Company’s resignation.

The Company requested Morgan & Company to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with the disclosures herein.

The Company has received the requested letter from Morgan & Company and has attached it as an exhibit to this report.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

Exhibit Number	Description of Exhibit
16.1	Letter of Morgan & Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANGUAGE ENTERPRISES CORP.

	By:	/s/ Paul C. Kirkitelos
Date: January 22, 2008
PAUL C. KIRKITELOS
Chief Executive Officer, Chief Financial
Officer, President, Secretary and Treasurer